Exhibit 99.1

Press Release	Contact:	Tim Harkness
Molecular Devices Corporation
(408) 747-3533

MOLECULAR DEVICES REPORTS RECORD REVENUES AND EARNINGS
FOR SECOND QUARTER OF 2006

Sunnyvale, Calif., July 20, 2006 – Molecular Devices Corporation (Nasdaq: MDCC) today announced record revenues and earnings for the quarter ended June 30, 2006.

Revenues for the quarter were a record $47.4 million, or an increase of 6% compared to the same period last year.

On a GAAP basis, operating income was $2.0 million in the second quarter of 2006.  GAAP operating income for the second quarter included a $4.3 million non-cash charge associated with the write-off of acquired in-process research and development related to the acquisition of the Arcturus Laser Capture Microdissection business and non-cash stock compensation expense of $1.3 million associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123R.  On a non-GAAP basis, excluding the effects of the write-off of acquired in-process research and development and the non-cash stock compensation expense, operating income for the second quarter of 2006 was $7.6 million, or an increase of 26% compared to the same period last year.

On a GAAP basis, fully diluted losses per share for the second quarter of 2006 were $0.03. On a non-GAAP basis, excluding the write-off of acquired in-process research and development and the non-cash stock compensation expense, fully diluted earnings per share increased 33% to $0.28 in the second quarter of 2006 from $0.21 in the same period last year.  A table reconciling operating income and fully diluted earnings per share on a GAAP and non-GAAP basis is provided immediately following the Condensed Consolidated Balance Sheets.

“We saw solid growth in our SpectraMax® and Meta life sciences imaging product lines during the quarter,” stated Joseph D. Keegan, Ph.D., Molecular Devices’ President and Chief Executive Officer.  “Unfortunately, this growth was offset by declines in our Drug Discovery Imaging and Genomics product lines.  Results from our recently acquired Laser Capture Microdissection business met our expectations during the quarter.  We continue to believe that our worldwide life sciences market remains stable, but we have become more cautious on the outlook for drug discovery as a result of the weakness in imaging.”

The Company established guidance for the third quarter of 2006 and updated guidance for the full year 2006.  For the third quarter of 2006, the Company anticipates revenues of $48 to $52 million, GAAP fully diluted earnings per share of $0.22 to $0.26 and non-GAAP fully diluted earnings per share of $0.27 to $0.31 excluding $0.05 of non-cash stock compensation expense.  For the full year 2006, the Company anticipates revenues of $190 to $198 million, GAAP fully diluted earnings per share of $0.71 to $0.79 and non-GAAP fully diluted earnings per share of $1.10 to $1.18 excluding $0.20 per share of non-cash stock compensation expense, $0.06 per share gain on the sale of an equity investment and $0.25 per share write-off of acquired in-process research and development.

Conference Call Information

A conference call to discuss our second quarter results, 2006 guidance and other matters related to our business is scheduled for Thursday, July 20, 2006 at 1:30 p.m. Pacific (4:30 p.m. Eastern).  Interested parties can participate in the call by dialing 800-257-3401  (domestic) or 303-205-0033 (international).  Replay dial-in numbers are 888-203-1112 (domestic) and 719-457-0820 (international), and the access code for the replay is 3375475.

Investors can also access a live web-cast of the call through a link posted on the investor page on Molecular Devices’ website (www.moleculardevices.com).  A replay of the web-cast will be available at this location from July 20, 2006 to such time as the Company reports its financial results for the third quarter of 2006.

About Molecular Devices Corporation

Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research.  The Company’s systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and parallel chemistry to facilitate the high-throughput and cost-effective identification and evaluation of drug candidates.  The Company’s solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry.  Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.

This press release contains “forward-looking” statements, including statements related to the markets for our products and future revenues and earnings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks related to variations in the amount of time that it takes for the Company to sell its products and collect accounts receivable, the timing of customer orders and the Company’s dependence on orders that are shipped in the same quarter, which gives the Company limited visibility of future product shipments, risks related to increased competition, risks associated with the Company’s need to develop new and enhanced products and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.  Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.

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MOLECULAR DEVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

	(unaudited)		(unaudited)
REVENUES	$47,385	$44,537	$87,381	$83,602
COST OF REVENUES *	17,625	17,600	33,086	32,647

GROSS PROFIT	29,760	26,937	54,295	50,955

OPERATING EXPENSES:
Research and development *	5,881	6,309	11,346	12,535
Write-off of acquired in-process research and development	4,272	—	4,272	—
Selling, general and administrative *	17,593	14,593	33,839	28,907

Total operating expenses	27,746	20,902	49,457	41,442

INCOME FROM OPERATIONS	2,014	6,035	4,838	9,513
Gain on sale of equity securities	—	—	1,669	—
Interest and other income (expense), net	92	(123)	344	(602)

INCOME BEFORE TAXES	2,106	5,912	6,851	8,911
Income tax provision *	(2,564)	(2,247)	(4,463)	(3,402)

NET INCOME (LOSS)	$(458)	$3,665	$2,388	$5,509

BASIC NET INCOME (LOSS) PER SHARE	$(0.03)	$0.22	$0.14	$0.32

DILUTED NET INCOME (LOSS) PER SHARE	$(0.03)	$0.21	$0.14	$0.32

SHARES USED IN COMPUTING BASIC NET INCOME (LOSS) PER SHARE	16,806	16,872	16,815	16,989

SHARES USED IN COMPUTING DILUTED NET INCOME (LOSS) PER SHARE	16,806	17,135	17,326	17,261

* Includes the following amounts related to stock-based compensation expense recorded under FAS 123R:
Cost of revenues	$109	$—	$214	$—
Research and development	265	—	549	—
Selling, general and administrative	920	—	1,814	—
Income tax benefit	(351)	—	(742)	—

Effect on net income (loss)	$943	$—	$1,835	$—

Adjustments have been made to amounts previously reported for interest and other income (expense) net, income before taxes, income tax provision, net income (loss), basic net income (loss) per share, and diluted net income (loss) per share for 2005. We recognized $0.1 million and $0.6 million of additional pre-tax expense associated with foreign currency transaction losses on short-term intercompany receivables and payables in the second quarter and first six months of 2005, respectively. These amounts had previously been recorded as a component of stockholders’ equity. In the first six months of 2005, these adjustments decreased basic net income (loss) per share by $0.03. Basic net income (loss) per share was not affected in the second quarter of 2005. In the second quarter and first six months of 2005, these adjustments decreased diluted net income (loss) per share by $0.01 and $0.02, respectively.

MOLECULAR DEVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2006	December 31, 2005

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,656	$28,908
Accounts receivable, net	38,256	41,197
Inventories, net	26,919	23,197
Deferred tax assets	5,875	5,873
Prepaids and other current assets	2,326	2,353

Total current assets	91,032	101,528
Equipment and leasehold improvements, net	10,394	9,902
Other assets	152,232	145,986

	$253,658	$257,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,444	$7,676
Accrued liabilities	25,007	31,188

Total current liabilities	33,451	38,864
Long-term liabilities:
Other long-term liabilities	1,083	993
Deferred tax liabilities	4,486	4,486

Total long-term liabilities	5,569	5,479
Stockholders’ equity	214,638	213,073

	$253,658	$257,416

HISTORICAL NON-GAAP RECONCILIATION (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30, 2006

		Non-GAAP Adjustments

	GAAP	FAS 123R	Write-off of acquired IPR&D	Non-GAAP

REVENUES	$47,385	$—	$—	$47,385
COST OF REVENUES	17,625	(109)	—	17,516

GROSS PROFIT	29,760	109	—	29,869

OPERATING EXPENSES:
Research and development	5,881	(265)	—	5,616
Write-off of acquired in-process research and development	4,272	—	(4,272)	—
Selling, general and administrative	17,593	(920)	—	16,673

Total operating expenses	27,746	(1,185)	(4,272)	22,289

INCOME FROM OPERATIONS	2,014	1,294	4,272	7,580
Interest and other income, net	92	—	—	92

INCOME BEFORE TAXES	2,106	1,294	4,272	7,672
Income tax provision	(2,564)	(351)	—	(2,915)

NET INCOME (LOSS)	$(458)	$943	$4,272	$4,757

BASIC NET INCOME (LOSS) PER SHARE	$(0.03)	$0.06	$0.25	$0.28

DILUTED NET INCOME (LOSS) PER SHARE	$(0.03)	$0.05	$0.25	$0.28

SHARES USED IN COMPUTING BASIC NET INCOME (LOSS) PER SHARE	16,806	16,806	16,806	16,806

SHARES USED IN COMPUTING DILUTED NET INCOME (LOSS) PER SHARE *	16,806	17,277	17,277	17,277

HISTORICAL NON-GAAP RECONCILIATION (unaudited)
(in thousands, except per share amounts)

	Six Months Ended June 30, 2006

		Non-GAAP Adjustments

	GAAP	FAS 123R	Other reconciling items	Non-GAAP

REVENUES	$87,381	$—	$—	$87,381
COST OF REVENUES	33,086	(214)	—	32,872

GROSS PROFIT	54,295	214	—	54,509

OPERATING EXPENSES:
Research and development	11,346	(549)	—	10,797
Write-off of acquired in-process research and development	4,272	—	(4,272)	—
Selling, general and administrative	33,839	(1,814)	—	32,025

Total operating expenses	49,457	(2,363)	(4,272)	42,822

INCOME FROM OPERATIONS	4,838	2,577	4,272	11,687
Gain on sale of equity securities	1,669	—	(1,669)	—
Interest and other income, net	344	—	—	344

INCOME BEFORE TAXES	6,851	2,577	2,603	12,031
Income tax provision	(4,463)	(742)	634	(4,571)

NET INCOME	$2,388	$1,835	$3,237	$7,460

BASIC NET INCOME PER SHARE	$0.14	$0.11	$0.19	$0.44

DILUTED NET INCOME PER SHARE	$0.14	$0.11	$0.19	$0.43

SHARES USED IN COMPUTING BASIC NET INCOME PER SHARE	16,815	16,815	16,815	16,815

SHARES USED IN COMPUTING DILUTED NET INCOME PER SHARE *	17,326	17,326	17,326	17,326

* For the three and six months ended June 30, 2006, the Company did not adjust the shares used in computing non-GAAP diluted net income per share to conform to what the diluted shares would have been had it applied prior accounting standards. The difference between the shares calculated by applying FAS 123R and calculated under prior accounting standards for the three and six months ended June 30, 2006 was approximately 0.1 million shares and is immaterial.

NON-GAAP MEASURES

Each non-GAAP financial measure presented in this press release is included because Molecular Devices Corporation’s management uses this information for internal planning and forecasting purposes as well as to monitor and evaluate ongoing operating results and trends excluding the impact of FAS 123R and the unusual items related to the gain on the sale of an equity investment and the write-off of acquired in-process research and development.  Molecular Devices’ management believes that such non-GAAP financial measures are also useful for investors because the gain on the sale of an equity investment and the write-off of acquired in-process research and development are the results of transactions that are unusual due to their nature, size and frequency.  In addition, excluding the impact of FAS 123R permits a more direct comparison to results in 2005, at which time FAS 123R had not yet been adopted. Consequently, excluding the impact of FAS 123R,  the gain on the sale of an equity investment and the write-off of acquired in-process research and development from Molecular Devices’ operating results provides investors an important insight into Molecular Devices’ operating results and related trends of its core business. In addition, excluding the impact of FAS 123R, the gain on the sale of an equity investment and the write-off of acquired in-process research and development from Molecular Devices’ financial guidance provides meaningful supplementary information to both management and investors that is indicative of Molecular Devices’ core operating results and enhances an overall understanding of Molecular Devices’ prospects for the future.